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                                                                    EXHIBIT 4.16


                           MOBILITY ELECTRONICS, INC.







             SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT













                                OCTOBER 29, 1999




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                           MOBILITY ELECTRONICS, INC.

             SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     This Series C Preferred Stock and Warrant Purchase Agreement (the "Agreement") is made as of the 29th day of October, 1999, by and between Mobility Electronics, Inc., a Delaware corporation (the "Company"), and Seligman Communications and Information Fund, Inc. (the "Purchaser").

     The parties hereby agree as follows:

     1. PURCHASE AND SALE OF PREFERRED STOCK AND WARRANT.

        1.1 SALE AND ISSUANCE OF SERIES C PREFERRED STOCK AND WARRANT.

            (a) The Company has adopted and filed with the Secretary of State of the State of Delaware a Certificate of the Designations, Preferences, Rights and Limitations of Series C Preferred Stock of the Company, a copy of which is attached hereto as Exhibit A (the "Certificate of Designations").

            (b) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to Purchaser at the Closing 333,333 shares of Series C Preferred Stock at a purchase price of $6.00 per share; provided, however, that to the extent any shares of Series C Preferred Stock are sold by the Company at a price less than $6.00 per share, Purchaser will receive, and the Company agrees to issue, additional shares of Series C Preferred Stock so that Purchaser receives the benefit of such lower issuance price by issuing additional shares of Series C Preferred Stock in an amount equal to the remainder of (i) the aggregate amount of Purchaser's original investment divided by such lower issuance price minus (ii) the aggregate number of shares of Series C Preferred Stock then issued to Purchaser (subject to adjustment for all stock splits, stock dividends, combinations, recapitalization and the like). The shares of Series C Preferred Stock issued to Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock".

            (c) Subject to the terms and conditions of this Agreement, at the Closing the Company agrees to issue to Purchaser, at no additional cost, a warrant to purchase up to 666,666 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, at an exercise price of $0.01 per share, which warrant shall be in the form of Exhibit B attached hereto (the "Warrant").


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        1.2 CLOSING; DELIVERY.

            (a) The purchase and sale of the Stock shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas, at 10:00 a.m., on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

            (b) At the Closing, the Company shall deliver to Purchaser: (i) a certificate representing the Stock being purchased hereby; and (ii) the Warrant, against payment of $1,999,998 by wire transfer to the Company's bank account.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to:
(i) carry on its business as now conducted and proposed to be conducted; (ii) execute and deliver this Agreement and, the Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Investors' Rights Agreement") (together with this Agreement, the "Agreements") and (iii) issue and sell the Stock, the Warrant and the Common Stock issuable upon conversion of the Stock and exercise of the Warrant (together, the "Securities") and to carry out the provisions of the Agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The jurisdictions in which the Company is qualified to do business are listed on the Schedule of Exceptions set forth in Exhibit C attached hereto.

        2.2 CAPITALIZATION. The authorized capital of the Company consists of:

            (a) 5,000,000 shares of Preferred Stock, of which (i) 2,500 shares have been designated Series A Preferred Stock, none of which are issued and outstanding; (ii) 4,186 shares have been designated Series B Preferred Stock, none of which are issued and outstanding; and (iii) 4,500,000 shares have been designated Series C Preferred Stock, 1,166,365 of which are issued and outstanding immediately prior to the Company's current $5 million offering of Series C Preferred Stock. All of the outstanding shares of Series C Preferred Stock have been duly and validly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

            (b) 75,000,000 shares of Common Stock, 10,992,825 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common



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Stock have been duly and validly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

            (c) The Company has reserved 1,197,282 shares of Common Stock for issuance to officers, directors, employees and advisors of the Company pursuant to the Company's Amended and Restated 1996 Long Term Incentive (the "Stock Plan"), and has issued and outstanding options under the Stock Plan to purchase 703,456 shares of Common Stock as of September 30, 1999.

            (d) The Company has issued and outstanding the following other securities: (i) warrants to purchase 3,330,059 shares of Common Stock (ii) options to purchase 264,396 shares of Common Stock and (iii) approximately $95,000 of 12% Convertible Debentures, 60% of which is convertible into shares of Common Stock at a conversion price of $3.86 per share.

            (e) Except for (i) conversion privileges of the Series C Preferred Stock, (ii) outstanding options issued pursuant to the Stock Plan, (iii) conversion and exercise privileges of the securities described in subsections
(c) and (d) above, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. The Company has outstanding the registration rights set forth in Section 2.2 of Exhibit C.

        2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

        2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements, the performance of all obligations of the Company under the Agreements and the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the


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consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock and exercise of the Warrant has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designations or the Warrant (as the case may be), shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements, and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

        2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act") which filing will be effected within fifteen (15) days after the sale of the Stock.

        2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or to the best knowledge of the Company threatened in writing involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

        2.8 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as conducted and proposed to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other



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than such licenses or agreements arising from the purchase of "off the shelf" or standard commercial products. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company, to the best of its knowledge, is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. To the best knowledge of the Company, neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

        2.9 COMPLIANCE WITH OTHER INSTRUMENTS.

            (a) The Company is not in violation or default of any provisions of
(i) its Certificate of Incorporation or Bylaws (as such documents are in force and effect as of the Closing Date) or (ii) any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, the violation of, or default, which would have a material adverse effect on the Company, or, to the best knowledge of the Company, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

            (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

        2.10 AGREEMENTS; ACTION.

            (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

            (b) Except as created or incurred in the ordinary course of business, as related to the Company's Universal Docking Station, or for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed


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transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, (iii) the grant of rights (excluding contract manufacturing rights and relationships) to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (iv) indemnification by the Company with respect to infringement of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

            (c) Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, other than in the ordinary course of business, (iii) made any loans or advances to any person, other than ordinary advances for travel and relocation expenses and the like, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

        2.11 DISCLOSURE. The Company has fully provided Purchaser with all the information that Purchaser has requested for deciding whether to acquire the Stock and the Warrant and all information that the Company believes is reasonably necessary to enable the Purchaser to make such a decision, including the Company's 1999 Company Overview, dated September 1999 (the "Company Overview"). No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchaser at the Closing, or the Company Overview (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Company Overview was prepared by management of the Company, the Company Overview and the financial and other projections contained in the Company Overview and other written information provided to the Purchaser were prepared in good faith (with the exception of information prepared by third party sources and identified as such in the Company Overview or other written information and to which the Company makes no representation except that it has no basis to believe such sections are inaccurate); however, the Company does not warrant that it will achieve such projections.

        2.12 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees which amount does not in the aggregate exceed $50,000. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the



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Company's stock) or to the best knowledge of the Company have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. None of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

        2.13 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the best knowledge of the Company, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

        2.14 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company is in compliance with all material terms of each material lease to which it is a party or otherwise bound.

        2.15 FINANCIAL STATEMENTS. The Company has made available to Purchaser the financial statements set forth in the Company Overview (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

        2.16 CHANGES. Since June 30, 1999 there has not been:

            (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except actions contemplated


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in the Company Summary and changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

            (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

            (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

            (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

            (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

            (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

            (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

            (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

            (l) any declaration or payment of any dividend or other distribution of the assets of the Company;

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            (m) receipt of notice by the Company that there has been a loss of, or material order cancellation by, any major customer of the Company;

            (n) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

            (o) any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

        2.17 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

        2.18 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has not made any elections pursuant to the Internal Revenue Code of 1986, as amended (the "Code") (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company had never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

        2.19 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

        2.20 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the



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Company pending, or to the best knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

        2.21 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Substantially all current employees and officers of the Company have executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof.

        2.22 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        2.23 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

        2.24 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        2.25 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any



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authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        2.26 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier that was significant to the Company during the period from June 30, 1999 to the date hereof has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

        2.27 OUTSTANDING CAPITAL STOCK. There are no issued and outstanding shares of capital stock of the Company which have dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise which are superior to or on a party with the Series C Preferred Stock.

        2.28 YEAR 2000 COMPLIANCE. To the best knowledge of the Company after due inquiry, the Company's software, hardware and other computer and information technology (collectively, "Information Technology") is Year 2000 Compliant (as defined in the next sentence). "Year 2000 Compliant" shall mean that such Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D., and such Information Technology used during each such time period shall accurately receive, provide and process data/time data (including, but not limited to. calculation, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of data/time data, to the extent that other information technology, used in combination of the information technology being acquired, properly exchanges data/time data with it.

     3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company that:

        3.1 AUTHORIZATION. Purchaser has full power and authority to enter into this Agreement. The Agreements, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present


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intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Purchaser has not been formed for the specific purpose of acquiring the Securities.

        3.3 DISCLOSURE OF INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock and Warrant with the Company's management and has had an opportunity to review the Company's facilities. Purchaser understands that such discussions, as well as the Company Overview and any other written information delivered by the Company to Purchaser, were intended to describe the aspects of the Company's business which it believes to be material.

        3.4 RESTRICTED SECURITIES. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

        3.5 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

        3.6 LEGENDS. Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends (or substantially similar legends):

            (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE

COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF
1933."

            (b) Any legend set forth in the other Agreements.

            (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        3.7 ACCREDITED INVESTOR. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act as presently in effect.

     4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

        4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a Compliance Certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

        4.4 CONSENTS; QUALIFICATIONS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements (except for such as may be properly obtained subsequent to the Closing Date). All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

        4.5 OPINION OF COMPANY COUNSEL. Purchaser shall have received from Jackson Walker L.L.P., counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit E.

        4.6 RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE STOCK AND EXERCISE OF THE WARRANT. The Common Stock issuable upon conversion of the Stock and exercise of the Warrant shall have been duly authorized and reserved for issuance upon such conversion.

        4.7 INVESTOR'S RIGHTS AGREEMENT. The Company and Purchaser shall have executed and delivered the Investor's Rights Agreement in substantially the form attached as Exhibit D.

        4.8 DUE DILIGENCE. Purchaser shall, in its sole discretion have completed their legal and financial due diligence and the results of such due diligence shall, in the sole discretion of Purchaser, be acceptable to Purchaser and its legal counsel. The Schedule of Exceptions delivered to Purchaser by the Company shall contain no exception deemed unacceptable by Purchaser in its sole discretion.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

        5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

     6. MISCELLANEOUS.

        6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties and representations of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two (2) years following the Closing, except for the warranties and representations in Section
2.8 which shall survive the execution and delivery of this Agreement and the Closing for a period of three (3) years following the Closing. The covenants set forth in this Agreement shall survive until the consummation of an initial public offering of Common Stock or the merger, acquisition or sale of substantially all of the assets of the Company in which the stockholders of the Company immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation.

        6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

        6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.5 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice.

        6.6 FINDER'S FEE. Except for a placement agent fees payable by the Company to BancBoston Robertson Stephens Inc., each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with Purchaser's investment hereunder. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        6.7 FEES AND EXPENSES. Each party shall be responsible for any fees or expenses, incurred by it with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

        6.8 ATTORNEY'S FEES'. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        6.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock and exercise of the Warrant. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof) and Warrant (of the Common Stock issuable upon exercise thereof), each future holder of all such securities, and the Company.

        6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

        6.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        6.12 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

        6.13 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other parties hereto, it shall at all times keep confidential and not divulge, or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Securities purchased hereunder. The provisions of this Section 6.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

        6.14 RELIANCE. Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

        6.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     The parties have executed this Agreement as of the date first written above.


                              MOBILITY ELECTRONICS, INC.


                              By:  /s/ RICHARD W. WINTERICH
                                   ------------------------------------------
                                   Richard W. Winterich, Chief Financial Officer

                              Address:   15990 Greenway-Hayden
                                         Suite 500
                                         Scottsdale, Arizona 85260



                              SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.

                              BY: J. & W. SELIGMAN & CO. INCORPORATED, ITS INVESTMENT ADVISER

                                         By:      /s/ RICHARD R. SCHMALTZ
                                                  -------------------------
                                         Name:    Richard R. Schmaltz
                                                  -------------------------
                                         Title:   Managing Director
                                                  -------------------------

                              Address:   125 University Ave.
                                         Palo Alto, CA  94301
                                         (650) 470-2670